Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of November 15, 2019 (the “Effective Date”), by and between DPW Holdings, Inc., a Delaware corporation (the “Company”) and ______________, a Delaware corporation (the “Investor”).

WHEREAS, the Company issued to the Investor those certain Promissory Notes (i) in the original principal amount of $575,000 issued on May 10, 2019, and (ii) in the original principal amount of $230,000 issued on May 21, 2019 (collectively, the “Original Note”);

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and the Investor desire to enter into a transaction wherein the Company shall issue the Investor a new Convertible Promissory Note in the principal amount of $935,772.23, including a default premium of $130,772.23 (the “Default Premium”), as reduced pursuant to the terms hereof pursuant to prepayment or otherwise, the “Principal”, in the form attached hereto as Exhibit A (the “New Note”), in exchange for the Original Note.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          Exchange; Forbearance. The closing of the Exchange (the “Closing”) will occur on or before November 12, 2019 (or such later date as the parties hereto may agree in writing) following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). Pending the Closing up to and through 5:00 pm Eastern Standard time on November 15, 2019, the Investor shall take no action to enforce its rights under the Original Note. On the Closing Date, subject to the terms and conditions of this Agreement, the Investor and the Company shall exchange the Original Note for the New Note. At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1.       On the Closing Date, the Company shall issue the New Note to the Investor. Promptly after the Closing Date, but in no event more than one Trading Day after the Closing Date, the Company shall deliver an executed original New Note to the Investor. On the Closing Date, the Investor shall be deemed for all purposes to have become the holder of record of the New Note, irrespective of the date the Company delivers the New Note to the Investor. Upon receipt of the executed original of the New Note in accordance with this Section 1.1, all of the Investor’s rights under the Original Note shall be extinguished (including, without limitation, the rights to receive, as applicable, any premium, make-whole amount, accrued and unpaid interest or dividends thereon or any other shares of the Common Stock of the Company with respect thereto).

1.2.       It shall be a condition to the obligation of the Investor, on the one hand, and the Company, on the other hand, to consummate the Exchange contemplated hereunder that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

2.          Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that:

2.1       Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

2.2       Authorization. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, provided Exchange Approval (as hereinafter defined) is obtained in a timely manner.

2.3       Valid Issuance of the New Note. The New Note when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of this Agreement will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

2.4       Issuance of Common Stock. Upon the issuance of any Common Stock pursuant to the terms of this Agreement and the New Note, the Common Stock shall be freely tradable under Section 3(a)(9) of the Securities Act of 1933 and Rule 144 thereunder as more fully described in the New Note.

2.5       Compliance With Laws. The Company has complied in all material respects with all laws, rules, and regulations applicable to it and its business, and the Company has not received notice of any such violation.

2.6       Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any person or entity, not already obtained, other than Exchange Approval, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

2.7       Acknowledgment Regarding Investor’s Purchase of the New Note. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the Exchange and the transactions contemplated hereby and thereby and that the Investor is not: (i) an officer or director of the Company; (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act); or (iii) to the knowledge of the Company, a “beneficial owner” of 4.99% or more of the shares of Common Stock (as defined for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange, this Agreement, any other document or agreement delivered in connection herewith or therewith or the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Exchange, this Agreement, any other document or agreement delivered in connection herewith or therewith or the transactions contemplated hereby and thereby is merely incidental to the Investor’s acceptance of the New Note. The Company further represents to the Investor that the Company’s decision to enter into the Exchange has been based solely on the independent evaluation by the Company and its representatives.

2.8       Absence of Litigation. Other than as set forth on Schedule 2.8, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or threatened against or affecting the Company, the Common Stock, the Original Note, the New Note or any of the Company’s officers or directors in their capacities as such, other than what is disclosed in the Company’s public filings.

2.9       Disclosure. Upon receipt or delivery by the Company of any notice or other document in accordance with the terms of this Agreement, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company, the Company shall within one Trading Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise.

3.          Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

3.1.       Organization. The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Investor is not in violation nor default of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. The Investor is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, and no claim, action or proceeding of any kind has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

3.2.       Authorization. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not: (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or by which it is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Investor.

3.3.       Accredited Investor Status; Investment Experience. The Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Investor can bear the economic risk of its investment in the New Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the New Note.

3.4.       No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Note or the fairness or suitability of the investment in the New Note nor have such authorities passed upon or endorsed the merits of the offering of the New Note.

3.5.       Ownership of Securities. The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Original Note free and clear of all rights and liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Investor has full power and authority to transfer and dispose of the Original Note to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement, there is no outstanding, plan, pending proposal, or other right of any person or entity to acquire all or any part of the Original Note or any shares of Common Stock issuable upon the delivery of the Issuance Notice and corresponding deduction of the face amount of the New Note.

3.6.       No Short Sales or Hedging Transactions. The Investor covenants and agrees that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock, during the period commencing with the execution of this Agreement and ending on the earlier of the Maturity Date of the New Note; provided that this provision shall not operate to restrict the Investor's trading under any prior securities purchase agreement containing contractual rights that explicitly protects such trading in respect of the previously issued securities.

4.          Additional Covenants

4.1.       Disclosure. The Company shall, on or before 8:30 a.m., New York, New York time, within one Trading Day after the date of this Agreement, file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the New Note as exhibits thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Investor shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing.

4.2.       Blue Sky. The Company shall make all filings relating to the Exchange required by Regulation D under the Securities Act and under applicable securities or “blue sky” laws of the states of the United States following the date hereof.

4.3.       Fees and Expenses. Except as otherwise set forth above, each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company has agreed to reimburse the Investor for up to $5,000 of documented attorneys’ fees, which sum is part of the principal of the New Note.

4.4.       Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of the Company’s certificate of incorporation or other charter documents, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, and will at all times in good faith carry out all of the provisions of this Agreement take all action as may be required to protect the rights of the Investor under this Agreement. Without limiting the generality of the foregoing or any other provision of this Agreement, the Company (a) shall not increase the par value of any shares of Common Stock issuable pursuant to the terms of this Agreement above the Conversion Price (as defined in the New Note) then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon issuance of such Common Stock to the Investor pursuant to the terms of this Agreement. Notwithstanding anything herein to the contrary, if at any time the Investor is not permitted receive all the shares of Common Stock the Investor is entitled to receive pursuant to the terms of this Agreement for any reason, the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit the issuance of such shares of Common Stock.

5.          Miscellaneous

5.1.       Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2.       Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

5.3.       Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this agreement.

5.4.       Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

5.5.       Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

5.6.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.7.       Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the New Note.

6.          Definitions. For purposes of this Agreement, the following words and terms shall have the following meanings:

6.1.       “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

6.2.       “Exchange Act” means the Securities Exchange Act of 1934.

6.3.       “Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

6.4.       “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

6.5.       “Principal Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTCQB, the OTCQX, the OTC Pink or any other market operated by the OTC Markets Group Inc. or any successors of any of these exchanges or markets.

6.6.       “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

6.7.       “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

6.8.       “Transaction Documents” means this Agreement, the New Note and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

COMPANY:
DPW HOLDINGS, INC.
By:
Name: Milton C. Ault, III Title: Chief Executive Officer

Address for Notices: 201 Shipyard Way, Suite E Newport Beach, CA 92663

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

INVESTOR:

By:
Name: Title:

Address for Notices: Email: EIN#: